Exhibit 32(i)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jay A. Lewis, Vice President and Chief Financial Officer of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc. (the "Companies"), certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Quarterly Report on Form 10-Q of each of the Companies for the quarter ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of each respective Company as of the dates and for the periods presented in each Report.

/s/ Jay A. Lewis
Jay A. Lewis
Vice President and Chief Financial Officer of
Entergy Arkansas, Inc., Entergy Gulf States, Inc.,
Entergy Louisiana, Inc., Entergy Mississippi, Inc.,
and Entergy New Orleans, Inc.

Date: May 4, 2005